Salibello & Broder, LLP
Certified Public Accountants
New York, New York

March 14, 2002

i-CarAuction.com, Inc.
1221 Brickell Avenue
Miami, Florida 33131

We consent to the inclusion in this registration statement on Form SB-2 of our report dated April 14, 2001, on our audits of the financial statements for the year ended December 31, 2000.


/s/ Salibello & Broder, LLP
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    Salibello & Broder, LLP